UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2014

 HOOKER FURNITURE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File No.)	Identification No.)

440 East Commonwealth Boulevard,
Martinsville, Virginia	24112	(276) 632-0459
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2014, Hooker Furniture Corporation (the “Company”), entered into a consulting agreement with Alan D. Cole, the Company’s former President. Mr. Cole served in that capacity until his retirement on February 2, 2014. Under the consulting agreement, Mr. Cole will provide part-time consulting services on an as-needed basis for corporate projects that Mr. Cole supervised while employed by the Company, participate in strategic planning meetings as requested and perform project work as may be agreed between the Company and Mr. Cole from time to time. Mr. Cole will receive $200 per hour for services provided under the agreement, subject to a maximum fee of $1,600 per day, plus reimbursement for travel expenses in accordance with the Company’s policies. While the agreement has no specified term, the Company expects to pay Mr. Cole approximately $3,000 per month in fees and related expenses over an approximate twelve-month period.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

By:     /s/ Paul A. Huckfeldt
Paul A. Huckfeldt
Senior Vice-President – Finance and Accounting
Chief Financial Officer

Date: May 23, 2014